UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250

Lexington, Kentucky 40503

(Address of principal executive office) (Zip Code)

(859) 389-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2014, Rhino Energy WV LLC, a wholly owned subsidiary of Rhino Resource Partners LP (the “Partnership”), entered into a Membership Transfer Agreement (the “Transfer Agreement”) with Rhino Eastern JV Holding Company LLC, a wholly owned subsidiary of Patriot Coal Corporation (“Patriot”). Pursuant to the Transfer Agreement, Patriot has agreed to sell and assign its 49% membership interest in Rhino Eastern LLC to the Partnership and, in consideration of this transfer, Patriot will receive certain fixed assets, leased equipment and coal reserves associated with the mining area previously operated by Rhino Eastern LLC. Patriot also agreed to assume substantially all of the active workforce related to the Eagle mining area that was previously employed by Rhino Eastern LLC. As a result, the Transfer Agreement effectively terminates the Rhino Eastern joint venture and the Partnership has divested from the operations previously conducted by Rhino Eastern LLC. The Partnership will retain approximately 37 million tons of coal reserves that are not related to the Eagle mining area as well as a prepaid advanced royalty balance. The closing of the transaction is expected to occur on or before January 31, 2015. As part of the Transfer Agreement, the Partnership and Patriot agreed to a dissolution payment to be made by either party on or before the closing date based upon a final working capital adjustment calculation as defined in the Transfer Agreement. In conjunction with the Transfer Agreement, certain mining permits were transferred by Rhino Eastern LLC to a subsidiary of Patriot in a separate Permit Assignment and Assumption Agreement.

The foregoing description is qualified in its entirety by reference to the Transfer Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                Exhibits.

Exhibit No.	Description
2.1*	Membership Transfer Agreement between Rhino Eastern JV Holding Company LLC, Rhino Energy WV LLC, and Rhino Eastern LLC dated December 31, 2014.

* - The Membership Transfer Agreement filed as Exhibit 2.1 omits the exhibits and schedules thereto. The Partnership agrees to supplementally furnish a copy of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: January 7, 2015
	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Membership Transfer Agreement between Rhino Eastern JV Holding Company LLC, Rhino Energy WV LLC, and Rhino Eastern LLC dated December 31, 2014.

 * - The Membership Transfer Agreement filed as Exhibit 2.1 omits the exhibits and schedules thereto. The Partnership agrees to supplementally furnish a copy of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.